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                                                                    Exhibit 23.4

                  [TOWNSEND AND TOWNSEND AND CREW - LETTERHEAD]



                                  April 4, 1996





The Board of Directors and
  Stockholders
IMRE CORPORATION


          Re:  Consent of Townsend and Townsend and Crew


To Whom It May Concern:


          We consent to the reference to our firm under the caption "Legal Proceedings" and to the use of our name appearing in IMRE Corporation's annual Report on Form 10-K for the year ended December 31, 1995 and any amendment thereto.



                                        Townsend and Townsend and Crew

                                        /s/ James M. Heslin

                                        James M. Heslin





[PHONE NUMBERS - FOOTER]